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                                                                    EXHIBIT 21.1

ENTITY NAME                                                      STATE OF INC.
---------------------------------------------------------------  --------------
AssuranceAmerica Corporation (the Company)                       Nevada
fka BrainWorks Ventures, Inc.
fka Auric Metals Corporation

TrustWay Insurance Agencies, LLC                                 Delaware
fka AssetAmerica Insurance Agencies, LLC
fka AssetAmerica Insurance, LLC
fka AcceptanceAmerica Insurance, LLC

AssuranceAmerica Managing General Agency, LLC                    Delaware
fka Ameraset Assurance Group, LLC

AssuranceAmerica Managing General Agency of Alabama Corporation  Alabama

AssuranceAmerica Insurance Company                               South Carolina

AssuranceAmerica Claims Services, LLC                            Delaware
fka Ameraset Claims Services, LLC
fka Ameraclaim Services, LLC

AssuranceAmerica Corporation                                     Georgia
(Merged w/AA Holdings, LLC (DE) & AA Holdings
Acquisition Sub, Inc. (GA), fka AssetAmerica Holdings, LLC)

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